Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-167552 on Form S-8 of our reports dated March 18, 2013, relating to the combined and consolidated financial statements of Furiex Pharmaceuticals, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
March 18, 2013